UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 16, 2022, indie Semiconductor, Inc. (the “Company”) issued a press release announcing the commencement of a private offering (the “Offering”), subject to market and other conditions, of $125 million aggregate principal amount of its Convertible Senior Notes due 2027 (the “notes”). The Company also announced that it expects to grant the initial purchasers of the notes an option to purchase, exercisable within a 30-day period immediately following the pricing date of the Offering, up to an additional $18.75 million aggregate principal amount of the notes. The notes will be offered only to purchasers reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended.

In addition, as discussed in the press release, the Company announced that its Board of Directors has authorized the repurchase, from time to time, of up to $50 million of the Company’s Class A common stock (inclusive of the Concurrent Repurchase (as defined below)) and/or warrants to purchase its Class A common stock. Concurrently with the pricing of the Offering, the Company expects to enter into privately negotiated transactions through one of the initial purchasers or its affiliate to repurchase up to $25 million of its Class A common stock (the “Concurrent Repurchase”). After deducting the amount of the Concurrent Repurchase, the repurchase authorization permits the Company to use the remainder of the authorized amount to make repurchases on a discretionary basis as determined by the Company’s management. The amount and timing of any such repurchases will depend on a number of factors, including price, trading volume, general market conditions and legal requirements, among others. The repurchases may be made through open market purchases, in privately negotiated transactions or in other permitted manners. There is no guarantee as to the number of shares of Class A common stock or warrants that will be repurchased, and the repurchase authorization does not obligate the Company to acquire any particular amount of Class A common stock or warrants. The repurchase authorization may be extended, suspended or discontinued at any time without notice and at the Company’s discretion.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the notes, shares of the Company’s Class A common stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

November 16, 2022	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy

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